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                        VERTEX COMMUNICATIONS CORPORATION

                                   EXHIBIT 21
                                       TO
                           ANNUAL REPORT ON FORM 10-K
                     For Fiscal Year ended September 30,1998

               VERTEX COMMUNICATIONS CORPORATION AND SUBSIDIARIES

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                                                                      EXHIBIT 21


               VERTEX COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                             AS OF OCTOBER 30, 1998



Vertex Communications Foreign Sales Corporation
100% - Owned Subsidiary
Incorporated in the United States Virgin Islands


Vertex Microwave Products, Inc. (formerly Gamma-f Corp.)
100% - Owned Subsidiary
Incorporated in the State of Nevada


Vertex Antennentechnik GmbH
100% - Owned Subsidiary
Incorporated in the Federal Republic of Germany


Vertex International, Ltd.
100% - Owned Subsidiary
Incorporated in England


Vertex Antenna Systems, LLC (formerly a division of TIW Systems, Inc.) 100% - Owned Subsidiary
Incorporated in the State of Nevada


Vertex Electronic Products, Inc. (formerly Maxtech, Inc.)
100% - Owned Subsidiary
Incorporated in the State of Pennsylvania


Vertex Satcom Systems, Inc. (formerly TIW Systems, Inc.)
100% - Owned Subsidiary
Incorporated in the State of Nevada